As filed with the Securities and Exchange Commission on December 30, 2014

Registration No. 333-  _______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SPY Inc.
(Exact name of registrant as specified in its charter)

Delaware	33-0580186
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

2070 Las Palmas Drive
Carlsbad, California 92011
(Address of Principal Executive Offices)

2014 Stock Incentive Plan
(Full title of the plan)

Michael Marckx
President and Chief Executive Officer
SPY Inc.
2070 Las Palmas Drive
Carlsbad, California 92011
(Name and address of agent for service)

(760) 804-8420
(Telephone number, including area code, of agent for service)

Copies to:
Daniel W. Rumsey, Managing Partner
Disclosure Law Group
600 W. Broadway, Suite 700
San Diego, California 92101

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, $0.0001 par value per share: To be issued under the 2014 Stock Incentive Plan	1,400,000	$0.80	(2)	$1,120,000	(2)	$130.44

(1)
In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall also be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) and (h) under the Securities Act of 1933, as amended. The price per share and aggregate offering price are based upon the average of the high and low sales price on the OTCQB Marketplace on December 24, 2014.

REGISTRATION OF ADDITIONAL SECURITIES PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement on Form S-8 (the “Registration Statement”) registers an aggregate total of 1,400,000 additional shares of SPY Inc.’s (the “Company,” “we,” “us” or “our”) common stock, par value $0.001 per share (“Common Stock”), that may be issued pursuant to SPY Inc.’s 2014 Stock Incentive Plan, formerly the SPY Inc. 2004 Stock Incentive Plan (as amended and restated, the “Plan”), of which 700,000 became issuable under the Plan on January 1, 2014 and 700,000 shares will become issuable under the Plan beginning January 1, 2015.

In accordance with General Instruction E to Form S-8, the contents of the previous Registration Statements on Form S-8 filed by us with the Securities and Exchange Commission (“SEC”) on December 14, 2004 (File No. 333-121223), August 8, 2011 (File No. 333-176141), March 21, 2012 (File No. 333-180261) and November 27, 2013 (File No. 333-192591) are incorporated by reference into this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

In addition to the incorporation of the Company's previous Registration Statements on Form S-8, as identified above, the Company hereby incorporates by reference the documents listed below, as these documents were not included in the previous Registration Statements on Form S-8.

(a)	The Company’s Annual report on Form 10-K for the fiscal year ended December 31, 2013, as filed with the SEC on March 20, 2014;

(b)
All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a) above (in each case, except for the information furnished under Items 2.02 or 7.01 in any current report on Form 8-K); and

(c)	The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-A (File No. 000-51071), filed with the SEC on December 13, 2004.

Item 8.	Exhibits

Exhibit No.	Document Description	Incorporation by Reference

5.1	Opinion and Consent of Disclosure Law Group	Filed herewith.

23.1	Consent of Mayer Hoffman McCann P.C.	Filed herewith.

99.1	2014 Stock Incentive Plan (formerly the 2004 Stock Incentive Plan) (as amended and restated on April 22, 2014)	Incorporated by reference to the Company’s Definitive Proxy Statement on Schedule 14A filed on April 30, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Carlsbad, State of California, on December 30, 2014.

SPY Inc.

By:	/s/ James McGinty
Name:	James McGinty
Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title(s)	Date

/s/ Michael Marckx	President, Chief Executive Officer and Director (Principal Executive Officer)	December 30, 2014
Michael Marckx

/s/ James McGinty	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer), Treasurer and Secretary	December 30, 2014
James McGinty

/s/ Seth W. Hamot	Chairman of the Board of Directors	December 30, 2014
Seth W. Hamot
/s/ Gregory R. Andrews	Director	December 30, 2014
Gregory R. Andrews
/s/ Fir Geenen	Director	December 30, 2014
Fir Geenen
/s/ David R. Mitchell	Director	December 30, 2014
David R. Mitchell
/s/ John Pound	Director	December 30, 2014
John Pound

/s/ Stephen Roseman	Director	December 30, 2014
Stephen Roseman

/s/ J. David Chute	Director	December 30, 2014
J. David Chute

/s/ David Rane	Director	December 30, 2014
David Rane